UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 19, 2009

DEERFIELD CAPITAL CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-32551	20-2008622
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6250 North River Road, Rosemont, Illinois		60018
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(773) 380-1600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth below in Item 5.03 and in Item 8.01 under the heading "EXPIRATION OF STOCKHOLDERS RIGHTS PLAN" is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2009, Howard Rubin resigned from the board of directors (the "Board of Directors") of Deerfield Capital Corp. (the "Company"), effective immediately, due to his other time commitments, and the Board of Directors unanimously appointed Stuart Oran to fill the vacancy created by Mr. Rubin’s resignation. There were no disagreements between Mr. Rubin and the Company that led to his resignation. Mr. Oran will serve as a Class II director, and, as such, will be up for election at the Company’s next annual stockholders meeting, expected to be held later in the 2009 calendar year. Mr. Oran will serve on the Company’s Audit Committee and Nominating & Corporate Governance Committee.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2009, the Company held an annual stockholders meeting (the "Annual Meeting") at which the Company’s stockholders approved an amendment to the Company’s charter to restrict certain acquisitions and dispositions of the Company’s securities and to remove references to the Company’s operation as a real estate investment trust (a "REIT") as one of the purposes of the Company (the "Charter Amendment"). The restrictions on acquisitions and dispositions of the Company’s securities contained in the Charter Amendment are intended to preserve the benefit of the Company’s net operating losses ("NOLs"), net capital losses ("NCLs") and certain other tax attributes for tax purposes. The Charter Amendment was filed with the Maryland State Department of Assessments and Taxation on May 20, 2009.

The Charter Amendment is designed to prevent an ownership change (an "Ownership Change"), as defined in the Internal Revenue Code of 1986, as amended (the "Code"). Sections 382 and 383 of the Code impose significant limitations on the ability of a corporation to use its NOLs and NCLs to offset income in circumstances where such corporation has experienced an Ownership Change and may also limit a corporation’s ability to use any built-in losses recognized within five years of any Ownership Change. Generally, there is an Ownership Change if, at any time, one or more 5% shareholders (as defined in the Code) have aggregate increases in their ownership of the Company of more than 50 percentage points looking back over the relevant testing period, which can occur as a result of acquisitions and certain dispositions of common stock by the Company’s 5% shareholders.

The Charter Amendment generally prohibits any direct or indirect sale, transfer, assignment, exchange, issuance, grant, redemption, repurchase, conveyance, pledge or other disposition of shares of the Company’s common stock or rights or options to purchase the Company’s common stock or any other interests that would be treated as stock of the Company under the income tax regulations promulgated under the Code, if as a result of such sale, transfer, assignment, exchange, issuance, grant, redemption, repurchase, conveyance, pledge or other disposition, any person or group becomes a 5% shareholder (as defined in the Code), which generally includes a person or group that beneficially owns 5% or more of the market value of the total outstanding shares of the Company’s common stock, or the percentage of the Company’s common stock owned by a 5% shareholder (as defined in the Code) would be increased. As a result of these restrictions, certain transfers of stock by existing 5% shareholders are prohibited. In addition to other exceptions, a person will not be treated as violating the Charter Amendment as a result of acquiring shares of stock, directly or indirectly, as a result of the issuance of a warrant, the exercise thereof, the transfer or acquisition of such warrant or stock acquired thereby, where such warrant had first been issued upon approval of the Board of Directors unless and until the person to whom such warrant was issued thereafter acquires any stock that is unrelated to the warrant. The Board of Directors has granted limited exemptions to the Charter Amendment that allow (i) Robert C. Dart and the William and Claire Dart Foundation to dispose of, in the aggregate, 5 percentage points of the Company’s stock, (ii) Harvest Capital Strategies LLC and certain of its funds and accounts to acquire Company stock in certain unrelated funds and accounts and to dispose of Company stock in certain funds subject to the Charter Amendment restrictions and (iii) holders of the warrants granted in connection with the Company’s new investment venture with Pegasus Capital Advisors L.P., and holders of any of the Company’s common stock issued upon the exercise of those warrants, to acquire additional shares after January 1, 2011. Any attempted transfer in violation of the foregoing restrictions will be null and void unless the transferor or transferee obtains the written approval of the Board of Directors, which it may grant or deny in its sole and absolute discretion. No employee or agent of the Company will record any purported transfer to the extent that such transfer is prohibited by the Charter Amendment, and the purported transferee will not be entitled to any rights of stockholders of the Company with respect to the securities that are the subject of the prohibited transfer, including the right to vote such securities and to receive dividends or distributions, whether liquidating or otherwise, in respect of such securities.

If the Board of Directors determines that a transfer would be prohibited, then, upon the Company’s written demand, the purported transferee will transfer the securities that are the subject of the prohibited transfer, or cause such securities to be transferred, to an agent designated by the Board of Directors. The agent will sell the securities to a buyer or buyers, which may include the Company, in one or more arm’s-length transactions that comply with the Charter Amendment. If the purported transferee has resold the securities before receiving the Company’s demand to surrender them to the agent, the purported transferee will be deemed to have sold the securities for the agent and will be required to transfer to the agent any distributions received with respect to such securities and any proceeds of the sale of such securities (except for any proceeds which the Company grants the purported transferee written permission to retain and which do not exceed the amount that the purported transferee would have received from the agent if the agent had resold such securities). The proceeds of the sale of any such securities will be applied first to the agent to cover its costs and expenses, second to the purported transferee, up to the lesser of the amount paid by the purported transferee for the securities or the fair market value of the securities at the time of the attempted transfer, and third to one or more charitable organizations selected by the Board of Directors. In no event will the proceeds of the sale of such securities inure to the Company’s benefit.

In addition, the Charter Amendment revised Article II of the Company’s charter to remove references to the Company’s operation as a REIT as one of the purposes of the Company in view of the Board of Directors’ determination not to maintain the Company’s status as a REIT beginning with the tax year ended December 31, 2008.

The material features of the Charter Amendment are further described in the Company’s definitive Proxy Statement for the Annual Meeting, which description is incorporated herein by reference. The above description of the Charter Amendment is qualified in its entirety by reference to Exhibit 3.1, which is incorporated herein by reference.

Item 8.01 Other Events.

RESULTS OF THE ANNUAL MEETING

The following matters were voted upon and approved at the Annual Meeting:

• the re-election of Peter H. Rothschild, Robert E. Fischer and Peter W. May as Class I directors of the Company to serve for a three-year term and until their successors are duly elected or appointed and qualified, which is expected to occur at the Company’s annual stockholders meeting in 2011;

• the Charter Amendment; and

• the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

EXPIRATION OF STOCKHOLDERS RIGHTS PLAN

In connection with the stockholders’ approval of the Charter Amendment at the Annual Meeting and the filing of the Charter Amendment with the Maryland State Department of Assessments and Taxation on May 20, 2009, the stockholder rights plan put in place by the Board of Directors on March 11, 2009 expired on May 20, 2009, and the rights to purchase one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, issued thereunder ceased to be exercisable.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 Articles of Amendment of Deerfield Capital Corp., dated May 19, 2009 and effective May 20, 2009.

99.1 The section entitled "PROPOSAL NO. 2: PROPOSAL TO APPROVE AN AMENDMENT TO OUR CHARTER" of the Company’s definitive Proxy Statement (incorporated by reference to the Company’s definitive Proxy Statement on Schedule 14A filed on April 7, 2009).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERFIELD CAPITAL CORP.

May 22, 2009	By:	/s/ Robert A. Contreras

Name: Robert A. Contreras
Title: Senior Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Articles of Amendment of Deerfield Capital Corp., dated May 19, 2009 and effective May 20, 2009